UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2023

CANOO INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38824 (Commission File Number)	82-1476189 (I.R.S. Employer Identification Number)

19951 Mariner Avenue Torrance, California	90503
(Address of principal executive offices)	(Zip Code)

(424) 271-2144

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GOEV	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	GOEVW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 24, 2023 (the “Agreement Date”), Canoo Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with YA II PN, Ltd. (“Yorkville”), in connection with the issuance and sale by the Company of convertible debentures in an aggregate principal amount of $48,000,000 (the “Convertible Debentures”).

The Convertible Debentures bear interest at a rate of 1.0% per annum, subject to increase to 15.0% per annum upon the occurrence of certain events of default, and will mature on June 24, 2024, unless earlier converted or redeemed. The Convertible Debentures have an original issue discount of 6.0% resulting in gross proceeds to the Company before expenses of $45,120,000.

The Convertible Debentures are convertible at the option of the holder into a number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), equal to the applicable Conversion Amount (as defined below) divided by the lower of (i) $1.00 per share (the “Fixed Conversion Price”) and (ii) 95% of the lowest daily volume-weighted average price of the Common Stock during the five consecutive trading days immediately preceding the applicable conversion date (the “Variable Conversion Price”), provided that in no event shall the Variable Conversion Price be less than 20% of the closing price of the Common Stock on April 24, 2023. The Convertible Debentures may be converted in whole or in part, at any time and from time to time, provided that Convertible Debentures may only be converted at the Fixed Conversion Price until June 24, 2023, subject to certain exceptions. The Conversion Amount with respect to any requested conversion will equal the principal amount requested to be converted plus all accrued and unpaid interest on the Convertible Debentures as of such conversion. In addition, no conversion will be permitted to the extent that, after giving effect to such conversion, the holder together with the certain related parties would beneficially own in excess of 9.99% of the Common Stock outstanding immediately after giving effect to such conversion, subject to certain adjustments.

The Company shall not issue any Common Stock upon conversion of the Convertible Debentures if the issuance of such shares of Common Stock would exceed 95,448,226 (which number of shares represents approximately 19.99% of the aggregate number of shares of Common Stock issued and outstanding as of the Agreement Date) (the “Exchange Cap”). The Exchange Cap will not apply under certain circumstances, including if the Company obtains the approval of its stockholders as required by the applicable rules of the Nasdaq Global Select Market for issuances of shares of Common Stock in excess of such amount. The Convertible Debenture provides the Company, subject to certain conditions, with an optional redemption right pursuant to which the Company, upon 10 business days’ prior written notice to Yorkville (the “Redemption Notice”), may redeem, in whole or in part, all amounts outstanding under the Convertible Debenture; provided that the trading price of the Common Stock is less than the Fixed Conversion Price at the time of the Redemption Notice. The redemption amount shall be equal to the outstanding principal balance being redeemed by the Company, plus the redemption premium of 5% of the principal amount being redeemed, plus all accrued and unpaid interest in respect of such redeemed principal amount.

Upon the occurrence of certain trigger events, the Company will be required to make monthly cash payments of principal in the amount of $7,500,000 (or such lesser amount as may then be outstanding) plus a premium equal to 5% of such principal amount plus all accrued and unpaid interest as of such payment. Such payments will commence 10 trading days following the occurrence of a trigger event and continue on a monthly basis thereafter until the Convertible Debentures are repaid in full or until the conditions causing the trigger event are addressed in the manner provided for in the Convertible Debentures.

In connection with the execution of the Purchase Agreement, the Company and Yorkville also agreed to an adjustment to the exercise price of the warrants (“Warrants”) to acquire 34,230,870 shares of Common Stock issued pursuant to the supplemental agreement, dated December 31, 2022, by and between the Company and Yorkville. Pursuant to the parties' agreement, the exercise price of the Warrants have been adjusted to $0.62 per share.

The offering of the Convertible Debentures and the underlying shares of Common Stock is being made pursuant to a registration statement on Form S-3 (File No. 333-266666), which was filed by the Company with the Securities and Exchange Commission on August 8, 2022, and declared effective on August 17, 2022, as supplemented by a prospectus supplement dated April 24, 2023 (the “Prospectus Supplement”).

The foregoing descriptions of the Purchase Agreement and Convertible Debentures do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed herewith as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference.

Attached to this Current Report on Form 8-K as Exhibit 5.1, and incorporated by reference into the Prospectus Supplement, is the opinion of Kirkland & Ellis LLP relating to the legality of the Convertible Debentures and the underlying Common Stock.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Convertible Debenture.
5.1	Opinion of Kirkland & Ellis LLP.
10.1	Securities Purchase Agreement.*
23.1	Consent of Kirkland & Ellis LLP (contained in Exhibit 5.1).
104	Cover Page Interactive Data File (Formatted as Inline XBRL)

* Certain schedules and exhibits have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2023	CANOO INC.

	By:	/s/ Hector Ruiz
	Name:	Hector Ruiz
	Title:	General Counsel and Corporate Secretary